Exhibit 99.1

Environmental Power Corporation Completes Holding Company Reorganization

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--June 2, 2003--Environmental Power Corporation (OTCBB: POWR) (the "Company") announced today that it has undergone a reorganization under Section 251(g) of the General Corporation Law of the State of Delaware, effective today. As a result of the reorganization, the Company has been renamed EPC Corporation, and a newly created Delaware corporation owns 100 % of the Company. Stockholders of the Company have automatically become stockholders of the new corporation, which is also named Environmental Power Corporation (the "Parent Company").
    The new holding company organizational structure will allow Environmental Power to manage its organization more effectively and to enjoy greater flexibility with respect to future operational and financing activities.
    The reorganization was structured in a manner under Delaware law that did not require action by the Company's stockholders, whose rights, privileges and interests will remain the same with respect to the Parent Company. Existing certificates representing shares of the Company's common stock serve as evidence of ownership of the same number of shares of common stock of the new Parent Company, Environmental Power Corporation; an exchange of certificates is not required. The change to the holding company structure was tax free to the Company's stockholders. The by-laws, executive officers and board of directors of the Parent Company are the same as those of the Company immediately prior to the reorganization. The Parent Company's common stock will trade on the OTC Bulletin Board under the same ticker symbol, "POWR".
    Environmental Power Corporation is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems.
    Environmental Power is targeting its proposed anaerobic digestions systems to animal feeding operations in the U.S. with an estimated initial target market of approximately $6.7 billion and estimates initial and expanded market potential to exceed $14 billion. For more information visit the company's web site at www.environmentalpower.com.

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning the new holding company organizational structure allowing greater flexibility with respect to future operational and financing activities; estimated market potential for the proposed anaerobic digestion systems and other statements contained herein regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in developing and executing on a business plan, technological uncertainties, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power Corporation and EPC Corporation operate and other factors, including those described in the Company's filings with the Securities and Exchange Commission, including the section ``Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors That May Impact Future Results'' of POWR's Quarterly Report on Form 10-Q for the period ended April 30, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. POWR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    For more information, please contact:
    jmacartney@environmentalpower.com
    www.environmentalpower.com

    CONTACT: Environmental Power Corporation
             Investor Contact:
             R. Jeffrey Macartney, 603/431-1780
             Chief Financial Officer and Treasurer
             jmacartney@environmentalpower.com
             or
             Media Contact:
             Brecca Loh,  603/431-1780 ext. 18
             Media Relations
             brecca@environmentalpower.com